Exhibit 10.18



                          TRITON ENERGY CORPORATION
                  AMENDED AND RESTATED RESTRICTED STOCK PLAN
                               FIRST AMENDMENT


     This First Amendment to the Triton Energy Corporation Amended and Restated Restricted Stock Plan (this "Amendment") is executed by Triton Energy Corporation, a Delaware corporation ("Triton"), as of the effective date specified below.

                               R E C I T A L S:

     A. Triton has adopted the Triton Energy Corporation Amended and Restated Restricted Stock Plan (the "Plan"), the purpose of which is to encourage ownership of stock by employees of Triton and its subsidiaries and to provide incentives for the employees to promote the success of the business of Triton and its subsidiaries;

       B. The Plan is comprised of two parts: the Restricted Plan and the Purchase Plan;

     C. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended;

     D. Triton desires to amend the Plan with respect to the definition of Compensation, Gross Compensation and Base Compensation contained in the Plan;

     E. Triton desires to amend the Plan to clarify the method in which an eligible employee may elect to purchase shares under the Plan through payroll deductions;

       NOW, THEREFORE, in accordance with Section 1.7 of the Plan, the Plan is amended in the following respects:

        1. Section 3.1a. of the Plan is amended in its entirety to read as follows:

                   3.1a. "Base Compensation" shall mean such amount as may be determined pursuant to Section 3.1c. of the Plan.

        2. Section 3.1c. of the Plan is amended in its entirety to read as follows:

                   3.1c. "Compensation," with respect to each Optionee, shall mean the following annual amounts paid by Triton to such Optionee in connection with the performance of services for Triton: base compensation, base overtime, overtime, bonus (if so elected by the Optionee in accordance with the Rules established by Triton), and amounts contributed by the Optionee pursuant to Sections 125 and 401(k) of the Code. Such amount shall be determined in accordance with Triton's normal payroll practices.


        3. Section 3.1e. of the Plan is amended in its entirety to read as follows:

                  3.1e. "Gross Compensation" shall mean such amount as may be determined pursuant to Section 3.1c. of the Plan.

     Except as amended by the provisions of this Amendment, all other provisions of the Plan remain in full force and effect.

       IN WITNESS WHEREOF, Triton Energy Corporation has caused this Amendment to be executed by its duly authorized officer on this 8th day of February, 1996, but intended to be effective as of the 16th day of September, 1993.


                              TRITON ENERGY CORPORATION



                              By:     /s/ Robert B. Holland, III
                                     Robert B. Holland, III
                                     Sr. Vice President, General Counsel
                                     and Secretary